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                                                                     EXHIBIT 5.1

                             [Jones Day Letterhead]

                                 August 30, 2004

International Steel Group Inc.
4020 Kinross Lakes Parkway
Richfield, Ohio  44286-9000

            Re: $600,000,000 6.50% Senior Notes Due 2014 of International Steel
                Group Inc.


Ladies and Gentlemen:

      We are acting as counsel to International Steel Group Inc., a Delaware corporation (the "COMPANY"), in connection with the proposed issuance and exchange (the "EXCHANGE OFFER") of up to $600,000,000 aggregate principal amount of the Company's 6.50% Senior Notes due 2014 (the "EXCHANGE NOTES") and the guarantee of the Exchange Notes (the "EXCHANGE GUARANTEES" and, together with the Exchange Notes, the "SECURITIES") registered under the Securities Act of 1933 (the "SECURITIES ACT") by ISG Chicago Cold Rolling LLC, a Delaware limited liability company ("ISG CHICAGO COLD ROLLING"), ISG Columbus Coatings LLC, a Delaware limited liability company ("ISG COLUMBUS COATINGS"), ISG Columbus Processing LLC, a Delaware limited liability company ("ISG COLUMBUS PROCESSING"), Hibbing Land Corporation, a Delaware corporation ("HIBBING LAND CORP."), Pristine Resources Inc., a Delaware corporation ("PRISTINE"), Tow Path Valley Business Park Development Company, a Delaware corporation ("TOW PATH"), Tecumseh Redevelopment Inc., a Delaware corporation ("TECUMSEH"), ISG Weirton Inc., a Delaware corporation ("ISG WEIRTON"), ISG Georgetown Inc., a Delaware corporation ("ISG GEORGETOWN"), ISG Acquisition Inc., a Delaware corporation ("ISG ACQUISITION"), ISG Cleveland Inc., a Delaware corporation ("ISG CLEVELAND"), ISG Cleveland West Inc., a Delaware corporation ("ISG CLEVELAND WEST"), ISG Cleveland West Properties Inc., a Delaware corporation ("ISG CLEVELAND WEST PROPERTIES"), ISG Cleveland Works Railway Company, a Delaware corporation ("ISG CLEVELAND WORKS"), ISG Hennepin Inc., a Delaware corporation ("ISG HENNEPIN"), ISG Indiana Harbor Inc., a Delaware corporation ("ISG INDIANA HARBOR"), ISG Riverdale Inc., a Delaware corporation ("ISG RIVERDALE"), ISG South Chicago & Indiana Harbor Railway Company, a Delaware corporation ("ISG SOUTH CHICAGO"), ISG Warren Inc., a Delaware corporation ("ISG WARREN"), ISG/EGL Holding Company, a Delaware corporation ("ISG/EGL"), ISG Burns Harbor LLC, a Delaware limited liability company ("ISG BURNS HARBOR"), ISG Lackawanna LLC, a Delaware limited liability company ("ISG LACKAWANNA"), ISG Piedmont LLC, a Delaware limited liability company ("ISG PIEDMONT"), ISG Plate LLC, a Delaware limited liability company ("ISG PLATE"), ISG Railways Inc., a Delaware corporation ("ISG RAILWAYS"), ISG Real Estate Inc., a Delaware corporation ("ISG REAL ESTATE"), ISG Sales Inc., a Delaware corporation ("ISG SALES"), ISG Sparrows Point LLC, a Delaware limited liability company ("ISG SPARROWS POINT"), ISG Steelton LLC, a Delaware limited liability company ("ISG STEELTON"), ISG Steelton Services LLC, a Delaware limited
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liability company ("ISG STEELTON SERVICES"), ISG Venture Inc., a Delaware
corporation ("ISG VENTURE"), ISG Technologies Inc., a Delaware corporation ("ISG TECHNOLOGIES"), ISG Hibbing Inc., a Delaware corporation ("ISG HIBBING"), Hibbing Taconite Holding Inc., a Minnesota corporation ("HIBBING TACONITE"), ISG Lackawanna Services LLC, a Delaware limited liability company ("ISG LACKAWANNA SERVICES"), ISG Sparrows Point Services LLC, a Delaware limited liability company ("ISG SPARROWS POINT SERVICES"), ISG Plate Services LLC, a Delaware limited liability company ("ISG PLATE SERVICES"), and ISG Burns Harbor Services LLC, a Delaware limited liability company ("ISG BURNS HARBOR SERVICES"), (each, a "GUARANTOR", and collectively, ISG Chicago Cold Rolling, ISG Columbus Coatings, ISG Columbus Processing, Hibbing Land Corp., Pristine, Tow Path, Tecumseh, ISG Weirton, ISG Georgetown, ISG Acquisition, ISG Cleveland, ISG Cleveland West, ISG Cleveland West Properties, ISG Cleveland Works, ISG Hennepin, ISG Indiana Harbor, ISG Riverdale, ISG South Chicago, ISG Warren, ISG/EGL, ISG Burns Harbor, ISG Lackawanna, ISG Piedmont, ISG Plate, ISG Railways, ISG Real Estate, ISG Sales, ISG Sparrows Point, ISG Steelton, ISG Steelton Services, ISG Venture, ISG Technologies, ISG Hibbing, Hibbing Taconite, ISG Lackawanna Services, ISG Sparrows Point Services, ISG Plate Services, and ISG Burns Harbor Services, the "GUARANTORS"; the guarantors incorporated or organized in Delaware, the "DELAWARE GUARANTORS"), for an equal principal amount of the Company's outstanding 6.50% Senior Notes due 2014 (the "OUTSTANDING NOTES") and the guarantee of the Outstanding Notes by the Guarantors (the "OUTSTANDING GUARANTEES" and, together with the Outstanding Notes, the "OUTSTANDING SECURITIES"). The Outstanding Securities have been, and the Securities will be, issued pursuant to an Indenture, dated as of April 14, 2004, among the Company, the Guarantors and The Bank of New York, as trustee (the "TRUSTEE"), as amended by that certain First Supplemental Indenture, dated as of August 23, 2004, among the Company, the Guarantors and the Trustee (as so amended, the "INDENTURE").

      In rendering this opinion, we have examined such documents, records and matters of law we have deemed necessary. Based upon the foregoing and subject to the qualifications, limitations and assumptions stated herein, we are of the opinion that:

            (1) The Exchange Notes, when they are executed by the Company, authenticated by the Trustee in accordance with the Indenture and delivered in exchange for the Outstanding Notes in accordance with the terms of the Exchange Offer, will be validly issued by the Company and will constitute valid and binding obligations of the Company.

            (2) The Exchange Guarantees, when they are executed and delivered in accordance with the terms of the Exchange Offer in exchange for the Outstanding Guarantees, will be validly issued by the Delaware Guarantors and will constitute valid and binding obligations of the Guarantors.

      Our opinions are limited by bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability relating to or affecting creditors' rights generally, and by general equitable principles, whether such principles are considered in a proceeding at law or at equity.

      In rendering the foregoing opinions (i) we have relied as to certain factual matters upon certificates of officers of the Company, and we have not independently checked or verified the
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accuracy of the statements contained therein and (ii) we have assumed that (A)
the Registration Statement on Form S-4 of the Company and the Guarantors relating to the Exchange Offer (the "REGISTRATION STATEMENT"), will have become effective, (B) the resolutions authorizing the Company and the Guarantors to issue the Securities have been adopted by the Company's and the Guarantors' Board of Directors or Board of Managers, as the case may be, and will be in full force and effect at the time at which the Securities are issued and (C) all Securities will be issued in compliance with applicable federal and state securities laws. Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions are hereby limited to, the laws of the State of New York and the General Corporation Law of the State of Delaware. We express no opinion with respect to any other law of the state of Delaware.

      We are not admitted or qualified to practice law in the State of Minnesota. Therefore, in rendering our opinions expressed herein, we have relied solely and without independent investigation upon the opinion of Faegre & Benson LLP, a copy of which has been filed as Exhibit 5.2 to the Registration Statement, with respect to matters governed by the laws of the State of Minnesota.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                     Very truly yours,

                                                       /s/ Jones Day